                                       1
                                                                 EXHIBIT 99.3

                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

                             FINANCIAL STATEMENTS

             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

The supplemental schedules required to accompany the Plan's Form 5500 are not required since the Plan's assets are held in a Master Trust. Accordingly, detailed financial information, including the supplemental schedules, must be filed separately with the Department of Labor by the plan administrator.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Raytheon Company:


We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Employee Savings and Investment Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Raytheon Employee Savings and Investment Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


Boston, Massachusetts
May 31, 1996

                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN
             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                       as of December 31, 1995 and 1994



                                                        1995            1994
                                                        ----            ----
Assets:

  Investments at contract value (Note E)            $3,459,749       $3,266,499
  Investments, at fair value (Notes B, F and I)      9,537,545        6,336,569

  Receivables:

    Accrued investment income                              228              122
    Employee deferrals                                   8,405           36,445
    Employer contributions                                 602               -

   Cash and cash equivalents                            79,080           81,365
                                                    ----------      -----------

         Total assets                               13,085,609        9,721,000
                                                    ----------      -----------
Liabilities:
   Payable for outstanding purchases                       -              3,551
   Accrued expenses                                        546           26,561
                                                    ----------      -----------

         Total liabilities                                 546           30,112
                                                    ----------      -----------

Net assets available for plan benefits             $13,085,063       $9,690,888
                                                    ----------      -----------



   The accompanying notes are an integral part of the financial statements.

                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

                      STATEMENTS OF CHANGES IN NET ASSETS
                          AVAILABLE FOR PLAN BENEFITS

             for the years ended December 31, 1995, 1994 and 1993

                                                            1995            1994            1993
                                                            ----            ----            -----
Additions to net assets attributable to:
 Investment income (Notes B, E and I):
 Change in net appreciation (depreciation)
    of investments                                     $  1,655,273    $    (38,996)   $    574,501
    Interest                                                219,730         140,757         180,700
    Dividends                                               159,836          64,011          68,660
    Capital gains distributions                              83,196          67,730           1,937
                                                        -----------     -----------     -----------
                                                          2,118,035         233,502         825,798
                                                        -----------     -----------     -----------
Contributions and deferrals:
    Employee deferrals                                    3,152,973       1,958,742       1,562,048
    Employer contributions                                      719           -               -
    Transfers in (Notes A and G)                              -           3,525,480       2,395,136
    Other additions, net (Note H)                             -           1,535,667           -
                                                        -----------     -----------     -----------
                                                          3,153,692       7,019,889       3,957,184
                                                        -----------     -----------     -----------
            Total additions                               5,271,727       7,253,391       4,782,982
                                                        ===========     ============    ===========

Deductions from net assets attributable to:
  Benefits to and withdrawals by participants               770,283         177,807         220,371
  Administrative expenses                                     5,430           4,898          14,230
  Transfers out (Notes A and G)                               -               -          14,669,380
  Other deductions, net (Note H)                          1,101,839           -               -
                                                        -----------     -----------     -----------
        Total deductions                                  1,877,552         182,705      14,903,981
                                                        -----------     -----------     -----------
Increase (decrease) in net assets                         3,394,175       7,070,686     (10,120,999)
                                                        -----------     -----------     -----------
Net assets, beginning of year                             9,690,888       2,620,202      12,741,201
                                                        -----------     -----------     -----------
Net assets, end of year                                 $13,085,063      $9,690,888    $  2,620,202
                                                        ===========     ===========     ===========

   The accompanying notes are an integral part of the financial statements.

                  RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

                         NOTES TO FINANCIAL STATEMENTS

A.      Description of Plan:

          General

          The  following  description  of  the  Raytheon  Employee  Savings  and
          Investment Plan (the "Plan"), formerly The Badger Company, Inc. Savings and Investment Plan provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions. The Plan is a defined contribution plan. Through May 12, 1993, the Plan covered certain employees of Raytheon Engineers and Constructors, Inc., a wholly-owned subsidiary of Raytheon Company. On that day, the accounts of all participants in the plan were transferred to the Raytheon Savings and Investment Plan. The Plan was inactive until October 1, 1993. Effective October 1, 1993 and November 1, 1993, the Plan was amended to cover the employees of the Raytheon Support Services Company and the Range Systems Engineer Support Company, respectively, wholly-owned subsidiaries of Raytheon Company (the "Company"). On those days, the accounts of all these participants were transferred from the Raytheon Subsidiary Savings and Investment Plan into the Plan. Additional plan transfers became effective in 1994 and 1995 (Note G). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The total number of participants in the Plan as of December 31, 1995 and 1994 were 1,393 and 1,278, respectively. Participants by fund were as follows as of December 31, 1995:

            Guaranteed Income Fund                      663
            Equity Fund                                 649
            Raytheon Common Stock Fund                  722
            Stock Index Fund                            450
            Balanced Fund                               475

           Effective July 31, 1992, the Plan's investments were combined with the investments of other similar defined contribution plans of Raytheon Company and Subsidiaries Consolidated into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

                RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

     Contributions and Deferrals

     Eligible employees were allowed to defer to the Plan up to 17% of their salaries effective January 1, 1994. The Company did not make matching contributions during fiscal years 1992 through 1995. However, beginning in 1995, the Company did make contributions to certain accounts based on specific employee agreements. As of December 31, 1995, the annual employee deferral cannot exceed $9,240. Rollover contributions from other qualified plans are accepted by the Plan. Participants may invest their deferrals in increments of 1% in any combination of five funds: (a) a Guaranteed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Common Stock, (d), a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, and (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments. Dividends and distributions from investments of the Raytheon Common Stock Fund, the Equity Fund and the Balanced Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

     Participant Accounts

     Each participant's account is credited with the participant's deferral and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

     Vesting

     Participants are immediately vested in their voluntary deferrals plus actual earnings thereon.

     Benefits and Withdrawals

     A participant may withdraw all or part of deferrals and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or part of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution to January of the following year.

     Loans to Participants

     A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half (1/2) of the participant's account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the WALL STREET JOURNAL on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be

                RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

          Administrative Expenses

          Substantially all expenses of administering the Plan are paid by the Plan participants.


B.      Summary of Significant Accounting Policies:
        ------------------------------------------

        The Plan's investment contracts are valued at their contract value, defined as net employee deferrals plus interest earned on the underlying investments at contracted rates, which approximates fair value.
        Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

        Security transactions are recorded on trade date. Except for its investment contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

        The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

        Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

        Benefits are recorded when paid.

        Certain items in the 1994 financial statements have been reclassified to conform to the 1995 presentation.

        The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of December 31, 1995, and 1994, as well as the reported amounts of revenues and expenses during the three years ended December 31, 1995. Actual results could differ from the estimates included in the financial statements.

                RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

C.      Federal Income Tax Status:
        -------------------------

        The Plan obtained its latest determination letter in June 1995, in which the Internal Revenue Service stated that the Plan, as submitted, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

D.      Plan Termination:
        ----------------

        Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, after payment of all expenses and proportional adjustment of accounts to reflect such expenses, fund losses or profits, and reallocations, the participant will become 100% vested in their account balances including Company contributions.

E.      Investment Contracts:
        --------------------

        The Plan holds three collateralized fixed income investment portfolios (with no expiration date), two of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The average yield and credited interest rates were as follows:

                                                       Average      Credited
                                                        Yield     Interest Rate
                                                       -------    -------------
        For the year ended 12/31/95:
          Banker's Trust                                  6.67%          6.84%
          Metropolitan Life Insurance Company             6.46%          6.61%
          Prudential Asset Management Company             6.88%          6.86%


        For the year ended 12/31/94:
          Banker's Trust                                  6.19%          6.37%
          Metropolitan Life Insurance Company             6.26%          6.22%
          Prudential Asset Management Company             6.91%          6.89%

        The contract values are subject to limitations in certain situations including large work force reductions and Plan termination.

                RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

F.      Related Party Transactions:
        --------------------------

        In accordance with the provisions of the Plan, Fidelity Management Trust Co. (the "Trustee") acts as the Plan's agent for purchases and sales of Raytheon Company Common Stock. For the years ended December 31, 1995, 1994 and 1993, purchases of Raytheon Company Common Stock amounted to $494,407, $80,834 and $119,832, respectively. Sales of Raytheon Company Common Stock amounted to $60,693, $20,308 and $27,516 in 1995, 1994 and
        1993, respectively.

G.      Plan Transfers:
        --------------

        Effective March 16, 1996, the accounts of certain employees of Harbert Yeargin, Inc. who participated in the Plan were transferred out of the Plan and into the Raytheon Savings and Investment Plan.

        Effective February 23, 1995 , the accounts of certain employees of Amana Refrigeration, Inc. who participated in the Plan were transferred out of the Plan and into the Raytheon Savings and Investment Plan.

        Effective December 31, 1994, all Plan assets and the accounts of all participants of the Raytheon Subsidiary Savings and Investment Plan were transferred into the Plan.

        Effective May 4, 1994, the accounts of all employees of NASA Logistics Support Services who participated in the Raytheon Savings and Investment Plan were transferred into the Plan.

        Effective February 10, 1994, the accounts of certain employees of Caloric Corporation who participated in the Raytheon Subsidiary Savings and Investment Plan were transferred into the Plan.

H.      Other Additions and Deductions:
        ------------------------------

        Other additions and deductions include transfers of participant accounts between the Raytheon Employee Savings and Investment Plan and the Raytheon Savings and Investment Plan, the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees and the Raytheon Savings and Investment Plan for Puerto Rico Based Employees for those participants who changed plans during the year.

                RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

I. Fund Data:
   ---------

   The following is a summary of net assets  available for plan benefits by fund as of December 31:
                                                                                 1995
                                         ------------------------------------------------------------------------------------
                                         Guaranteed                Raytheon      Stock
                                           Income       Equity      Common       Index      Balanced     Loan
                                            Fund         Fund     Stock Fund      Fund       Fund        Fund           Total
                                          -----------  ---------  -----------   ---------  ---------   ----------    -----------
   Assets:
     Investments, at contract value:
       Bankers Trust                      $1,309,599                                                                 $ 1,309,599
       Prudential Insurance Company
                      of America             838,350                                                                     838,350
       Metropolitan Life  Insurance
                           Company         1,311,800                                                                   1,311,800
   Investments, at fair value:
       Fidelity Equity Income Fund
               (68,384 shares)                 -       $2,593,817                                                      2,593,817
       Raytheon Company Common Stock
               (64,797 shares)                 -            -      $3,061,678                                          3,061,678
       BT Pyramid Equity Index Fund
               (1,058 shares)                  -            -           -      $1,461,038                              1,461,038
       Fidelity Balanced Fund
              (98,323 shares)                  -            -           -           -      $1,329,322                  1,329,322
       Loans receivable from participants      -            -           -           -           -       $1,091,690     1,091,690
                                          -----------  ----------  ----------  ----------  ----------  -----------   ------------
           Total investments              $3,459,749   $2,593,817  $3,061,678  $1,461,038  $1,329,322   $1,091,690   $12,997,294

   Receivables:
       Accrued investment income                 -          -             156          72       -                            228
       Employee deferrals                      1,973        2,867         384       1,524       1,657                      8,405
       Employer contributions                    425           90          32          35          20                        602

   Cash and cash equivalents                  39,656        -          24,710      14,714               -                 79,080
                                          -----------  ----------  ----------  ----------  ----------  -----------   ------------
        Total assets                      $3,501,803   $2,596,774  $3,086,960  $1,477,383  $1,330,999   $1,091,690   $13,085,609

Liabilities:
    Other payables                             -            -           -           -           -            -             -
    Accrued expenses                           -            -           -             546       -            -               546
                                          -----------  ----------  ----------  ----------  ----------  -----------   ------------
        Total liabilities                      -            -           -             546       -            -               546

   Net assets available for plan
        benefits                           $3,501,803  $2,596,774  $3,086,960  $1,476,837  $1,330,999   $1,091,690   $13,085,063
                                          -----------  ----------  ----------  ----------  ----------  -----------   ------------

                RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

I.      Fund Data, Continued:
        --------------------

        The following is a summary of net assets  available for plan benefits by fund as of December 31:
                                                                                 1994
                                         --------------------------------------------------------------------------------------
                                         Guaranteed                Raytheon      Stock
                                           Income       Equity      Common       Index      Balanced     Loan
                                            Fund         Fund     Stock Fund      Fund       Fund        Fund          Total
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
   Assets:
     Investments, at contract value:
        Bankers Trust                      $1,237,529                                                                $1,237,529
        Prudential Insurance Company
          of America                        1,231,874                                                                 1,231,874
        Metropolitan Life Insurance
          Company                             797,096                                                                   797,096
      Investments, at fair value:
        Fidelity Equity Income Fund
          (61,400 shares)                       -     $1,884,997                                                      1,884,997
        Raytheon Company Common Stock
          (22,914 shares)                       -         -        $1,463,602                                         1,463,602
        BT Pyramid Equity Index Fund
          (775 shares)                          -               -           -    $776,258                               776,258
        Fidelity Balanced Fund
          (103,154 shares)                      -                      -     -            $1,267,767                  1,267,767
        Loans receivable from
           participants                         -          -                       -                     $943,945       943,945
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
             Total investments              3,266,499  1,884,997    1,463,602     776,258  1,267,767      943,945     9,603,068

      Receivables:
        Accrued investment income               -          -               83          39      -                            122
        Employee deferrals                      6,988      8,297        7,513       5,411      8,236                     36,445

        Cash and cash equivalents              53,719      -           19,192       8,454                                81,365
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
             Total assets                   3,327,206  1,893,294    1,490,390     790,162  1,276,003      943,945     9,721,000

      Liabilities:
        Payable for outstanding purchases       -           -           3,551       -          -                          3,551
        Accrued expenses                       8,182       6,057        4,899       2,482      4,941        -            26,561
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
      Total liabilities                        8,182       6,057        8,450       2,482      4,941          -          30,112
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
        Net assets available for plan
          benefits                        $3,319,024  $1,887,237   $1,481,940    $787,680  $1,271,062     $943,945   $9,690,888
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------

                RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

I.      Fund Data, Continued:
        --------------------

        The following is a summary of changes in net assets available for plan benefits by fund as of December 31:
                                                                                1995
                                         ----------------------------------------------------------------------------------------
                                         Guaranteed                Raytheon      Stock
                                           Income       Equity      Common       Index      Balanced     Loan
                                            Fund         Fund     Stock Fund      Fund       Fund        Fund          Total
                                         ------------  ---------  -----------   ---------  ---------   ----------   -----------
       Additions to net assets
        attributable to:
         Investment income:
         Change in net appreciation
          (depreciation) of investments                 $440,919   $ 781,966  $   317,656  $ 114,732               $  1,655,273
          Interest                       $    216,962          -       1,907          861      -                        219,730
          Dividends                             -         65,734      42,234         -        51,868                    159,836
          Capital gains distributions           -         83,196       -             -         -                         83,196
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
                                              216,962    589,849      826,107     318,517    166,600                  2,118,035
        Contributions and deferrals:
          Employee deferrals                  746,036    666,997      721,214     503,769    514,957                  3,152,973
          Employer contributions                  542         90           32          35         20                        719
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
            Total additions                   963,540  1,256,936    1,547,353     822,321    681,577                  5,271,727
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
        Deductions from net assets attributable to:
          Benefits to and withdrawals
           by participants                    253,619    162,740      104,308      95,877    153,739                    770,283
          Administrative expenses               1,763      1,122        1,351         578        616                      5,430
          Other deductions, net               122,353    293,951      206,154     147,627    264,374    $  67,380     1,101,839
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
             Total deductions                 377,735    457,813      311,813     244,082    418,729       67,380     1,877,552
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------

        Interfund transfers                  (403,026)   (89,586)     369,480     110,918   (202,911)     215,125         -
        Increase in net assets                182,779    709,537    1,605,020     689,157     59,937      147,745     3,394,175
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
        Net assets, beginning of year       3,319,024  1,887,237    1,481,940     787,680  1,271,062      943,945     9,690,888
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
        Net assets, end of year            $3,501,803 $2,596,774   $3,086,960  $1,476,837 $1,330,999   $1,091,690   $13,085,063
                                          ----------  ----------  -----------   ---------  ---------   ----------   -----------

                RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

I.      Fund Data, Continued:
        --------------------

        The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:
                                                                                 1994
                                         ------------------------------------------------------------------------------------
                                         Guaranteed                Raytheon      Stock
                                           Income       Equity      Common       Index      Balanced     Loan
                                            Fund         Fund     Stock Fund      Fund       Fund        Fund          Total
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
       Additions to net assets
        attributable to:
          Investment income:
           Change in net appreciation
          (depreciation) of investments                 $(71,932)     $51,361   $  12,718  $ (31,143)                $  (38,996)
           Interest                       $   140,115      -              436         206      -                        140,757
           Dividends                            -         31,170       20,217       -         12,624                     64,011
           Capital gains distributions          -         67,730         -          -          -   -                     67,730
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
                                              140,115     26,968       72,014      12,924    (18,519)                   233,502
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
        Contributions and deferrals:
          Employee deferrals                  434,009    455,767      349,036     255,044    464,886                  1,958,742
          Transfers in                        841,903    704,481      759,671     268,837    680,676     $269,912     3,525,480
          Other additions, net                918,166    355,765      135,892      79,195     46,649        -         1,535,667
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
                                            2,194,078  1,516,013    1,244,599     603,076  1,192,211      269,912     7,019,889
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
              Total additions               2,334,193  1,542,981    1,316,613     616,000  1,173,692      269,912     7,253,391
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------

        Deductions from net assets attributable to:
          Benefits to and withdrawals
           by participants                    105,906     26,158       31,265       8,013      6,465       -            177,807
          Administrative expenses               1,317        711        1,381         353      1,136       -              4,898
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
            Total deductions                  107,223     26,869       32,646       8,366      7,601       -            182,705
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
        Interfund transfers                  (170,764)   (41,099)      43,419      15,437     49,842      103,165         -
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
        Increase in net assets              2,056,206  1,475,013    1,327,386     623,071  1,215,933      373,077     7,070,686

        Net assets, beginning of year       1,262,818    412,224      154,554     164,609     55,129      570,868     2,620,202
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------
        Net assets, end of year            $3,319,024 $1,887,237   $1,481,940    $787,680 $1,271,062     $943,945    $9,690,888
                                          -----------  ---------  -----------   ---------  ---------   ----------   -----------

                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

I.   Fund Data, Continued:
     --------------------

     The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:

                                                                            1993
                                   ----------------------------------------------------------------------------------------
                                   Guaranteed                   Raytheon         Stock
                                     Income       Equity         Common          Index       Balanced      Loan
                                      Fund         Fund        Stock Fund        Fund          Fund        Fund      Total
                                   ----------    --------      ----------      ---------     --------    --------   -------
Additions to net assets
 attributable to:
   Investment income:
      Change in net appreciation
       (depreciation) of
       investments                              $  327,371     $  146,707      $  66,999    $  33,424              $ 574,501
      Interest                     $  180,677            -             23              -          -                  180,700
      Dividends                             -       37,057         27,111              -        4,492                 68,660
      Capital gains distributions           -        1,413              -              -          524                  1,937
                                   ----------   ----------     ----------      ---------    ---------              ---------
                                      180,677      365,841        173,841         66,999       38,440                825,798
                                   ----------   ----------     ----------      ---------    ---------              ---------
Contributions and deferrals:
   Employee deferrals                 700,632      460,542        105,678        242,676       52,520              1,562,048
   Transfers in                     1,244,727      392,045        130,208        156,134       43,348   $ 428,674  2,395,136
                                   ----------   ----------     ----------      ---------    ---------   --------- ----------
                                    1,945,359      852,587        235,886        398,810       95,868     428,674  3,957,184
                                   ----------   ----------     ----------      ---------    ---------   --------- ----------
            Total additions         2,126,036    1,218,428        409,727        465,809      134,308     428,674  4,782,982
                                   ----------   ----------     ----------      ---------    ---------   --------- ----------
Deductions from net assets attributable to:
   Benefits to and withdrawals
    by participants                   145,078       40,595         17,728         16,240          730           -    220,371
   Administrative expenses              8,814        2,853          1,052          1,130          381           -     14,230
   Transfers out                    6,712,769    4,260,265      1,313,252      1,617,788      397,849     367,457 14,669,380
                                   ----------   ----------     ----------      ---------    ---------   --------- ----------
            Total deductions        6,866,661    4,303,713      1,332,032      1,635,158      398,960     367,457 14,903,981
                                   ----------   ----------     ----------      ---------    ---------   --------- ----------
Interfund transfers                  (450,024)     128,169        (97,780)       (88,865)     319,781     188,719     -
                                   ----------   ----------     ----------      ---------    ---------   --------- ----------
Increase (decrease) in net assets  (5,190,649)  (2,957,116)    (1,020,085)    (1,258,214)      55,129     249,936(10,120,999)
Net assets, beginning of year       6,453,467    3,369,340      1,174,639      1,422,823            -     320,932 12,741,201
                                   ----------   ----------     ----------      ---------    ---------   --------- ----------
Net assets, end of year            $1,262,818   $  412,224     $  154,554      $ 164,609    $  55,129   $ 570,868 $2,620,202
                                   ----------   ----------     ----------      ---------    ---------   --------- ----------

                 RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

J.  Master Trust:
    ------------

    As of December 31, 1995 and 1994, all Plan investments are included under the Master Trust. At December 31, 1995, assets of the Plan represented 0.5% of the total assets under the Master Trust. This was unchanged from 0.5% at December 31, 1994. The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31:

                                                                                     1995
                                     --------------------------------------------------------------------------------------------
                                                                 Raytheon
                                      Guaranteed                  Common       Stock
                                       Income        Equity       Stock        Index       Balanced       Loan
                                        Fund          Fund         Fund        Fund          Fund         Fund         Total
                                     ------------ ------------ ------------ ------------ ------------ ------------ --------------
Assets:
   Investments, at contract value:
     Bankers Trust                   $355,570,494                                                                    $355,570,494
     Prudential Insurance Company
      of America                      227,621,525                                                                     227,621,525
     Metropolitan Life Insurance
      Company                         356,168,133                                                                     356,168,133

   Investments, at fair value:
     Fidelity Equity Income Fund
      (12,407,312 shares)                         $470,609,321                                                        470,609,321
     Raytheon Company Common Stock
      (12,011,039 shares)                                      $567,521,593                                           567,521,593
     BT Pyramid Equity Index Fund
      (162,981 shares)                                                      $225,079,988                              225,079,988
     Fidelity Balanced Fund
      (7,645,074 shares)                                                                 $103,361,407                 103,361,407
     Loans receivable from
      participants                                                                                    $130,012,819    130,012,819
                                     ------------ ------------ ------------ ------------ ------------ ------------ --------------
          Total investments           939,360,152  470,609,321  567,521,593  225,079,988  103,361,407  130,012,819  2,435,945,280
Receivables:
   Accrued investment income                                         28,854       11,081                                   39,935
   Cash and cash equivalents           10,766,863                 4,580,403    2,266,827                               17,614,093
                                     ------------ ------------ ------------ ------------ ------------ ------------ --------------
          Total assets                950,127,015  470,609,321  572,130,850  227,357,896  103,361,407  130,012,819  2,453,599,308

Liabilities:
          Total liabilities                     -            -            -            -            -            -              -
                                     ------------ ------------ ------------ ------------ ------------ ------------ --------------
Net assets available for plan
 benefits                            $950,127,015 $470,609,321 $572,130,850 $227,357,896 $103,361,407 $130,012,819 $2,453,599,308
                                     ============ ============ ============ ============ ============ ============ ==============
Percentage of plan assets
 included under the Master Trust          0.4%         0.6%         0.5%         0.7%         1.3%         .8%          0.5%

        -----------------------
        The following is a summary of net assets available for plan benefits by fund under the Master Trust as of December 31:

                                                                                   1994
                                             -----------------------------------------------------------------------
                               Guaranteed                    Raytheon     Stock
                                 Income       Equity         Common       Index     Balanced
                                  Fund         Fund        Stock Fund     Fund       Fund        Loan Fund           Total
                               ----------     ------       ----------     -----     --------      ---------          -----
Assets:
Investments, at
  contract value:
  Bankers Trust                $363,462,005                                                                         $  363,462,005
  Prudential Insurance
    Company of America          234,106,898                                                                            234,106,898
  Metropolitan Life
    Insurance Company           361,801,731                                                                            361,801,731

Investments, at fair value:
  Fidelity Equity Income
    Fund (10,843,663 shares)         -        $332,900,446                                                             332,900,446
  Raytheon Company Common
    Stock (5,052,810 shares)         -             -        $322,748,238                                               322,748,238
  BT Pyramid Equity Index
    Fund (123,405 shares)            -             -              -       $123,699,986                                 123,699,986
  Fidelity Balanced Fund
    (8,610,351 shares)               -             -              -            -         $105,826,958                  105,826,958
                                                                                              -        $123,811,382    123,811,382
                               ------------   ------------  ------------  ------------   ------------  ------------  -------------
    Total investments           959,370,634    332,900,446   322,748,238   123,699,986    105,826,958   123,811,382  1,968,357,644

Receivables:
  Accrued investment income                                       18,327         6,363                                      24,690

Cash and cash equivalents        15,777,199                    4,232,020     1,347,221                                  21,356,440
                               ------------   ------------  ------------  ------------   ------------  ------------  -------------
    Total assets                975,147,833    332,900,446   326,998,585   125,053,570    105,826,958   123,811,382  1,989,738,774

Liabilities:
  Payable for outstanding
    purchases                        -             -             783,126       -              -             -              783,126
                               ------------   ------------  ------------  ------------   ------------  ------------  -------------
    Total liabilities                -             -             783,126       -              -             -              783,126
                               ------------   ------------  ------------  ------------   ------------  ------------  -------------

Net assets available
  for plan benefits            $975,147,833   $332,900,446  $326,215,459  $125,053,570   $105,826,958  $123,811,382 $1,988,955,648
                               ============   ============  ============  ============   ============  ============  =============
Percentage of plan
  assets included
  under the Master Trust                0.3%           0.6%          0.5%          0.6%           1.2%           .8%           0.5%


                                   Continued

        -----------------------

        The following is a summary of the changes in net assets available for plan benefits by fund under the Master Trust as of December 31:



                                     Guaranteed                       Raytheon        Stock
                                       Income         Equity           Common         Index       Balanced
                                        Fund           Fund          Stock Fund        Fund         Fund           Total
                                     ----------       ------         ----------       -----       --------         -----
1995:
  Investment income:
    Change in appreciation
      (depreciation) of
      investments                                  $ 73,248,498     $148,529,866    $45,735,616   $10,504,382    $278,018,362
    Interest                        $63,061,904         -                330,559        152,395       -            63,544,858
    Dividends                           -            11,010,111        7,828,571        -           4,503,326      23,342,008
    Capital gains
      and distributions                 -            39,117,479          -              -             -            39,117,479
                                    -----------    ------------     ------------    -----------   -----------    ------------
     Total investment income        $63,061,904    $123,376,088     $156,688,996    $45,888,011   $15,007,708    $404,022,707
                                    ===========    ============     ============    ===========   ===========    ============

1994:
  Investment income:
    Change in appreciation
      (depreciation) of
      investments                       -           (34,214,567)     (17,318,026)      (461,152)   (7,961,156)    (59,954,901)
    Interest                         57,046,896         -                143,416         45,820       -            57,236,132
    Dividends                           -             9,504,997        6,930,447        -           3,364,162      19,799,606
    Capital gains
      and distributions                 -            21,354,374          -              -             -            21,354,374
                                    -----------    ------------     ------------    -----------   -----------    ------------
     Total investment income        $57,046,896    $ (3,355,196)    $(10,244,163)   $  (415,332)  $(4,596,994)   $ 38,435,211
                                    ===========    ============     ============    ===========   ===========    ============